Exhibit 4.20

Execution Version

ADDITIONAL GRANTOR JOINDER AGREEMENT

This ADDITIONAL GRANTOR JOINDER AGREEMENT, dated as of June 2, 2021 is delivered pursuant to (a) Section 8.15 of the Security Agreement, dated as of November 27, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among BARKBOX, INC., a Delaware corporation (the “Company”), the Guarantors from time to time party thereto (the “Guarantors” and together the Company, each a “Grantor” and collectively, the “Grantors”) and U.S. Bank National Association, in its capacity as Collateral Agent pursuant to the Indenture (as hereinafter defined) (in such capacity and together with any successors in such capacity, the “Collateral Agent”). Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Security Agreement.

By executing and delivering this Joinder Agreement, each of the undersigned hereby becomes a party to and Grantor under the Security Agreement with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance and observance of all the Secured Obligations, the undersigned hereby grants to the Collateral Agent, for itself and for the benefit of the Secured Parties, a security interest in and to all of the undersigned’s right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired by each of the undersigned or in which the undersigned now holds or hereafter acquires any interest and expressly assumes all obligations and liabilities of a Grantor thereunder. From and after the date hereof, each of the undersigned shall for all purposes be a party to the Security Agreement and shall have the same rights, benefits and obligations as a Grantor party thereto.

The information set forth in Annex I is hereby added to the information set forth in Schedules I, II, III and IV and Exhibits A, B, and C to the Security Agreement.

The undersigned hereby represents and warrants that each of the representations and warranties contained in the Security Agreement, made with respect to the undersigned and giving effect to this Joinder Agreement, is true and correct in all material respects on and as the date hereof as if made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, if a representation and warranty is qualified as to materiality, the materiality qualifier shall be disregarded with respect to such representation and warranty.

This Joinder Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York except that matters concerning the validity and perfection of a security interest shall be governed by the conflict of law rules set forth in the UCC. The undersigned hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Joinder Agreement, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relating thereto, including, but not limited to, legal process, execution of judgments and other legal remedies.

This Joinder Agreement may be executed in any number of counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “PDF” or similar electronic format of an executed counterpart of this Joinder Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Any signature to this agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement. The Grantors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Collateral Agent, including without limitation the risk of the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

BARK INTERNATIONAL, LLC

Barkbox, Inc., as Sole Member

By:
Name: John Toth
Title: Chief Financial Officer

THE ORIGINAL BARK COMPANY

By:
Name: John Toth
Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

[Signature Page to Security Joinder]

ACKNOWLEDGED AND AGREED

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity but solely as Collateral Agent

By:
Name: James W. Hall
Title: Vice President

[Signature Page to Security Joinder]

ANNEX I

SCHEDULE I

LEGAL NAME; JURISDICTION OF FORMATION; BOOKS AND RECORDS;

LOCATION OF COLLATERAL

Legal Name	Jurisdiction of Formation	Chief Executive Office; Principal Place of Business; Location of Books and Records	Other Collateral Locations
Bark International, LLC	Delaware	221 Canal St., Fl 6 New York, NY 10013	N/A

The Original BARK Company	Delaware	221 Canal St., Fl 6 New York, NY 10013	N/A

SCHEDULE II

COMMERCIAL TORT CLAIMS

None.

SCHEDULE III

(See Section 3.09 of Security Agreement)

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Check here if Deposit Account is a Collateral Deposit Account	Description of Deposit Account if not a Collateral Deposit Account
The Original BARK Company	JPMorgan	758933704	X

SCHEDULE IV

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares	Percentage of Pledged Shares
Bark International, LLC	The Original Bark Company Pty Ltd	N/A	1000	Ordinary Shares	100%	100%
The Original BARK Company	Barkbox, Inc.	N/A	1000	Common	100%	100%

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity
None.

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity
None.

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest
None.